UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended

December 31, 2024

ARK7 PROPERTIES PLUS LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

(Exact name of issuer as specified in its charter)

Delaware	88-1359905
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Ferry Building, Ste 201

San Francisco, CA 94111

(Full mailing address of principal executive offices)

415-275-0701

(Issuer's telephone number, including area code)

Series #WGI3Z, Series #0XYT6, Series #JTDXY, Series #ZIE3T, Series #NHMOP, Series #QGXF0, Series #SOV9W, Series #WRA7O, Series #FTWDS, Series #P7FJ5, Series #RPFUV, Series #DIVTU, Series #ORHOF, Series #ZAUH4, Series #OJXLW, Series #EYPIR, Series #5VCTK, and Series #ET8BV

(Title of each class of securities issued pursuant to Regulation A)

I

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

THE INFORMATION CONTAINED IN THIS REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THIS REPORT, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

In this Annual Report, "we," "us," "our" or "our company", shall refer to Ark7 Properties Plus LLC. All of the series of our company may collectively be referred to in this Annual Report as the "series" and each, individually, as a "series." The membership interests of all series described above may collectively be referred to in this Annual Report as the "shares" and each, individually, as a "share". Ark7 Inc., a Delaware corporation ("Ark7") will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties Plus LLC. Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

II

ITEM 1. DESCRIPTION OF BUSINESS

Company Overview - Our Mission

Ark7 Properties Plus LLC, a Delaware series limited liability company, was established on March 17, 2022 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 Properties Plus LLC is managed and fully controlled by Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties Plus LLC dated March 17, 2022 (the "Operating Agreement"), Ark7 is the Managing Member of Ark7 Properties Plus LLC. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. Ark7 acquires residential properties and conveys them to a Series of the Company to be offered to investors through the Ark7 platform. Ark7 believes this model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. The Ark7 team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties Plus LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties Plus LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties Plus LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties Plus LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties Plus LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties Plus LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria as determined by Ark7:

  Property Type: Single-family homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $1,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties Plus LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States as determined by Ark7. Our approach is to identify and invest in markets that possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties Plus LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties Plus LLC utilizes a structured investment process to ensure that each property we consider aligns with our strategic objectives and investment criteria:

  Sourcing: Ark7, in collaboration with local real estate professionals, employs analysis tools to identify various investment opportunities. These opportunities range from individual homes listed on the MLS, newly constructed rental communities, and exclusive off-market deals, often sourced through a network developed by Ark7 in the industry.
  Due Diligence: Each potential investment undergoes an evaluation against our investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform analyses that include projected rental rates based on local comparables, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Property Review: After due diligence, Ark7 reviews pertinent data and makes a decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by our managed series utilizing related party and third-party debt financing, adhering to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 is responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. It also handles the listing and booking of properties on rental platforms like Zillow and Apartments.com.

Our Managing Member maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and leverage policies.

Operating Policies

Credit Risk Management: Each Series is exposed to varying levels of credit and special hazard risk. The Managing Member assesses and monitors credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties Plus LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

ITEM 2. MANAGEMENT''S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties Plus LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties Plus LLC was formed on March 17, 2022 ("Inception") in the State of Delaware. Ark7 Properties Plus LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - year ended December 31, 2024 and 2023

Revenues are generated at the series level. For the year ended December 31, 2024 and 2023, the Series aggregated together generated $384,568 and $239,273, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2024	Gross Rental Income as of December 31, 2023
#0XYT6	$ 30,758	$ 39,967
#5VCTK	$ 9,695	$ 0
#DIVTU	$ 14,035	$ 0
#ET8BV	$ 8,445	$ 0
#EYPIR	$ 9,240	$ 0
#FTWDS	$ 19,189	$ 18,618
#JTDXY	$ 40,162	$ 39,600
#NHMOP	$ 15,198	$ 1,021
#OJXLW	$ 12,212	$ 0
#ORHOF	$ 13,123	$ 0
#P7FJ5	$ 15,199	$ 18,600
#QGXF0	$ 44,656	$ 15,129
#RPFUV	$ 16,476	$ 0
#SOV9W	$ 24,814	$ 6,788
#WGI3Z	$ 20,320	$ 20,155
#WRA7O	$ 42,718	$ 39,794
#ZAUH4	$ 9,182	$ 0
#ZIE3T	$ 39,148	$ 39,600

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2024	Expenses Relating to Operating of the Property as of December 31, 2023
#0XYT6	$ 14,656	$ 10,919
#5VCTK	$ 5,945	$ 0
#DIVTU	$ 13,482	$ 0
#ET8BV	$ 8,228	$ 0
#EYPIR	$ 2,773	$ 0
#FTWDS	$ 6,819	$ 5,051
#JTDXY	$ 12,212	$ 12,633
#NHMOP	$ 8,099	$ 1,424
#OJXLW	$ 4,166	$ 0
#ORHOF	$ 11,778	$ 1,187
#P7FJ5	$ 5,428	$ 5,161
#QGXF0	$ 18,262	$ 5,060
#RPFUV	$ 11,978	$ 2,456
#SOV9W	$ 8,036	$ 2,854
#WGI3Z	$ 2,544	$ 3,142
#WRA7O	$ 15,060	$ 14,047
#ZAUH4	$ 3,907	$ 0
#ZIE3T	$ 14,649	$ 12,775

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2024	Net Income (Loss) as of December 31, 2023
#0XYT6	$ 3,139	$ (30,929)
#5VCTK	$ (30,747)	$ 0
#DIVTU	$ (43,314)	$ (2,120)
#ET8BV	$ (9,434)	$ 0
#EYPIR	$ (25,459)	$ 0
#FTWDS	$ 4,151	$ (29,310)
#JTDXY	$ 15,315	$ (46,371)
#NHMOP	$ (20,687)	$ (7,043)
#OJXLW	$ (25,792)	$ 0
#ORHOF	$ (34,531)	$ (5,018)
#P7FJ5	$ 628	$ (36,522)
#QGXF0	$ (18,380)	$ (9,428)
#RPFUV	$ (7,681)	$ (33,241)
#SOV9W	$ 6,049	$ (32,542)
#WGI3Z	$ 4,986	$ (2,922)
#WRA7O	$ 10,233	$ (62,501)
#ZAUH4	$ (25,739)	$ 0
#ZIE3T	$ 11,783	$ (39,664)

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of December 31, 2024, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of December 31, 2024
#0XYT6	$ (490)
#5VCTK	$ 0
#DIVTU	$ 0
#ET8BV	$ 0
#EYPIR	$ 0
#FTWDS	$ (427)
#JTDXY	$ (3,792)
#NHMOP	$ 0
#OJXLW	$ 0
#ORHOF	$ 0
#P7FJ5	$ 385
#QGXF0	$ 5,945
#RPFUV	$ 0
#SOV9W	$ 0
#WGI3Z	$ 0
#WRA7O	$ 2,647
#ZAUH4	$ 0
#ZIE3T	$ 562

An additional $0 of cash is held by Ark7 Properties Plus LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APPL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #0XYT6

On July 1, 2022, the APPL - Series #0XYT6 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $0 and $4,841, respectively.

Series #5VCTK

On May 20, 2024, the APPL - Series #5VCTK executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #5VCTK borrowed $240,000 at 10% interest with a maturity of May 19, 2025. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $6,115 and $0, respectively.

Series #DIVTU

On December 1, 2023, the APPL - Series #DIVTU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #DIVTU borrowed $222,660 at 10% interest with a maturity of November 30, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $222,660, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $11,103 and $1,891, respectively.

Series #ET8BV

On May 24, 2024, the APPL - Series #ET8BV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ET8BV borrowed $200,000 at 10% interest with a maturity of May 23, 2025. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $5,479 and $0, respectively.

Series #EYPIR

On May 20, 2024, the APPL - Series #EYPIR executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #EYPIR borrowed $210,000 at 10% interest with a maturity of May 19, 2025. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $5,351 and $0, respectively.

Series #FTWDS

On September 1, 2022, the APPL - Series #FTWDS executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $0 and $4,920, respectively.

Series #JTDXY

On August 1, 2022, the APPL - Series #JTDXY executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $190 and $14,663, respectively.

Series #NHMOP

On October 1, 2023, the APPL - Series #NHMOP executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #NHMOP borrowed $165,100 at 10% interest with a maturity of September 30, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $66,000, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $2,926 and $2,958, respectively.

Series #OJXLW

On April 18, 2024, the APPL - Series #OJXLW executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #OJXLW borrowed $230,000 at 10% interest with a maturity of April 17, 2025. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $5,797 and $0, respectively.

Series #ORHOF

On November 1, 2023, the APPL - Series #ORHOF executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ORHOF borrowed $175,587 at 10% interest with a maturity of October 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $175,587, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $7,312 and $2,934, respectively.

Series #P7FJ5

On September 1, 2022, the APPL - Series #P7FJ5 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $0 and $11,587, respectively.

Series #QGXF0

On August 1, 2023, the APPL - Series #QGXF0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $2,398 and $11,835, respectively.

Series #RPFUV

On October 18, 2023, the APPL - Series #RPFUV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #RPFUV borrowed $250,963 at 10% interest with a maturity of October 17, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $2,924 and $2,956, respectively.

Series #SOV9W

On August 1, 2023, the APPL - Series #SOV9W executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #SOV9W borrowed $212,919 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $1,812 and $8,944, respectively.

Series #WRA7O

On October 11, 2022, the APPL - Series #WRA7O executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WRA7O borrowed $0 at 0% interest with a maturity of October 10, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $0 and $15,647, respectively.

Series #ZAUH4

On May 20, 2024, the APPL - Series #ZAUH4 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZAUH4 borrowed $210,000 at 10% interest with a maturity of May 19, 2025. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $5,351 and $0, respectively.

Series #ZIE3T

On August 1, 2022, the APPL - Series #ZIE3T executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2024 and 2023 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2023 was $0 and $8,700, respectively.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

ITEM 3. DIRECTORS AND OFFICERS

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties Plus LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZIE3T	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #OJXLW	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ET8BV	Ark7 Inc.	Ark7 Inc.

Executives and Directors

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

Indemnification of the Manager

The operating agreement stipulates that none of our manager, current or former directors, officers, employees, partners, shareholders, members, controlling individuals, agents, or independent contractors of our manager, nor individuals acting on behalf of our company in specific roles concerning other entities, will be held accountable to our company, any series, or any stakeholders for any actions or failures to act unless conclusively determined by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence. Each series will indemnify these individuals using its assets against all liabilities and losses, including payments for judgments, fines, penalties, or litigation settlements, along with legal fees and expenses, incurred as a result of their service to our company or that particular series, unless conclusively determined otherwise by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence.

Manager Affiliates

The asset manager controls the following affiliated entities that also seek to issue securities pursuant to Tier 2 of Regulation A:

  Ark7 Properties Advance LLC - Ark7 Properties Advance LLC was formed on October 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Advance LLC.

For the year ended December 31, 2024, the company did not compensate any director or executive officer for their services to Ark7 Properties Plus LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2024 each Series paid the following Asset Manager Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2024
Series #WGI3Z	$ -
Series #0XYT6	$ -
Series #JTDXY	$ -
Series #ZIE3T	$ -
Series #NHMOP	$ -
Series #QGXF0	$ -
Series #SOV9W	$ -
Series #WRA7O	$ -
Series #FTWDS	$ -
Series #P7FJ5	$ -
Series #RPFUV	$ -
Series #DIVTU	$ -
Series #ORHOF	$ -
Series #ZAUH4	$ -
Series #OJXLW	$ -
Series #EYPIR	$ -
Series #5VCTK	$ -
Series #ET8BV	$ -

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2024 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2024
Series #WGI3Z	$ -
Series #0XYT6	$ -
Series #JTDXY	$ -
Series #ZIE3T	$ -
Series #NHMOP	$ 6,480
Series #QGXF0	$ 12,300
Series #SOV9W	$ -
Series #WRA7O	$ -
Series #FTWDS	$ -
Series #P7FJ5	$ -
Series #RPFUV	$ -
Series #DIVTU	$ 9,150
Series #ORHOF	$ 7,500
Series #ZAUH4	$ 7,200
Series #OJXLW	$ 7,800
Series #EYPIR	$ 7,800
Series #5VCTK	$ 8,250
Series #ET8BV	$ -

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

Intercompany Loans that allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of at least 3.0% of the loan amount, and potentially up to 9.0%, depending on how much is prepaid.

Intercompany loans that do not allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of up to 10.0%, Prepayment of the loans is not permitted.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)	Percent of Voting Power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties Plus LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of June 30, 2025, Series #WGI3Z had 11,350 Series Interests issued and outstanding and 11,350 Series Interests have been authorized.

As of June 30, 2025, Series #0XYT6 had 23,750 Series Interests issued and outstanding and 23,750 Series Interests have been authorized.

As of June 30, 2025, Series #JTDXY had 22,500 Series Interests issued and outstanding and 22,500 Series Interests have been authorized.

As of June 30, 2025, Series #ZIE3T had 22,750 Series Interests issued and outstanding and 22,750 Series Interests have been authorized.

As of June 30, 2025, Series #NHMOP had 2,160 Series Interests issued and outstanding and 2,160 Series Interests have been authorized.

As of June 30, 2025, Series #QGXF0 had 4,100 Series Interests issued and outstanding and 4,100 Series Interests have been authorized.

As of June 30, 2025, Series #SOV9W had 2,600 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of June 30, 2025, Series #WRA7O had 30,750 Series Interests issued and outstanding and 30,750 Series Interests have been authorized.

As of June 30, 2025, Series #FTWDS had 13,250 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of June 30, 2025, Series #P7FJ5 had 13,250 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of June 30, 2025, Series #RPFUV had 2,900 Series Interests issued and outstanding and 2,900 Series Interests have been authorized.

As of June 30, 2025, Series #DIVTU had 3,050 Series Interests issued and outstanding and 3,050 Series Interests have been authorized.

As of June 30, 2025, Series #ORHOF had 2,500 Series Interests issued and outstanding and 2,500 Series Interests have been authorized.

As of June 30, 2025, Series #ZAUH4 had 2,400 Series Interests issued and outstanding and 2,400 Series Interests have been authorized.

As of June 30, 2025, Series #OJXLW had 2,600 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of June 30, 2025, Series #EYPIR had 2,600 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of June 30, 2025, Series #5VCTK had 2,750 Series Interests issued and outstanding and 2,750 Series Interests have been authorized.

As of June 30, 2025, Series #ET8BV had 2,730 Series Interests issued and outstanding and 2,750 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #WGI3Z

On , Series #WGI3Z (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $0 to the Borrower.
  Borrower promises to repay $0 to the Lender, with interest payable on the unpaid principal at the rate of 0.0% per annum, calculated semi-annually not in advance, beginning on .
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on .
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WGI3Z

On April 15, 2022, Series #WGI3Z and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WGI3Z Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $378,478 to the Borrower.
  Borrower promises to repay $378,478 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on July 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #0XYT6 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $356,203 to the Borrower.
  Borrower promises to repay $356,203 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #JTDXY Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $360,205 to the Borrower.
  Borrower promises to repay $360,205 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ZIE3T Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #NHMOP

On October 1, 2023, Series #NHMOP (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $165,100 to the Borrower.
  Borrower promises to repay $165,100 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #NHMOP

On October 1, 2023, Series #NHMOP and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #NHMOP Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $344,051 to the Borrower.
  Borrower promises to repay $344,051 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #QGXF0 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $212,919 to the Borrower.
  Borrower promises to repay $212,919 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #SOV9W Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #WRA7O

On October 11, 2022, Series #WRA7O (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $0 to the Borrower.
  Borrower promises to repay $0 to the Lender, with interest payable on the unpaid principal at the rate of 0.0% per annum, calculated semi-annually not in advance, beginning on October 11, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on October 10, 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WRA7O Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #FTWDS

On September 1, 2022, Series #FTWDS (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $228,015 to the Borrower.
  Borrower promises to repay $228,015 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #FTWDS

On September 10, 2022, Series #FTWDS and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #FTWDS Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #P7FJ5

On September 1, 2022, Series #P7FJ5 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $227,985 to the Borrower.
  Borrower promises to repay $227,985 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #P7FJ5

On September 10, 2022, Series #P7FJ5 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #P7FJ5 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #RPFUV

On October 18, 2023, Series #RPFUV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $250,963 to the Borrower.
  Borrower promises to repay $250,963 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 18, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #RPFUV

On October 1, 2023, Series #RPFUV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #RPFUV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DIVTU

On December 1, 2023, Series #DIVTU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $222,660 to the Borrower.
  Borrower promises to repay $222,660 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on December 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DIVTU

On December 1, 2023, Series #DIVTU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #DIVTU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ORHOF

On November 1, 2023, Series #ORHOF (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $175,587 to the Borrower.
  Borrower promises to repay $175,587 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on November 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ORHOF

On November 1, 2023, Series #ORHOF and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ORHOF Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ZAUH4

On May 20, 2024, Series #ZAUH4 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $210,000 to the Borrower.
  Borrower promises to repay $210,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ZAUH4

On May 20, 2024, Series #ZAUH4 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ZAUH4 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #OJXLW

On April 18, 2024, Series #OJXLW (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $230,000 to the Borrower.
  Borrower promises to repay $230,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on April 18, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #OJXLW

On April 18, 2024, Series #OJXLW and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #OJXLW Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #EYPIR

On May 20, 2024, Series #EYPIR (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $210,000 to the Borrower.
  Borrower promises to repay $210,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #EYPIR

On May 20, 2024, Series #EYPIR and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #EYPIR Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #5VCTK

On May 20, 2024, Series #5VCTK (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $240,000 to the Borrower.
  Borrower promises to repay $240,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #5VCTK

On May 20, 2024, Series #5VCTK and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #5VCTK Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ET8BV

On May 24, 2024, Series #ET8BV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $200,000 to the Borrower.
  Borrower promises to repay $200,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 24, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ET8BV

On May 24, 2024, Series #ET8BV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ET8BV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the years ended December 31, 2023 and December 31, 2024 each Series paid the following Asset Management Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2023	Asset Management Fees Paid for the Year Ended December 31, 2024
Series #WGI3Z	$ 0	$ 0
Series #0XYT6	$ 0	$ 0
Series #JTDXY	$ 0	$ 0
Series #ZIE3T	$ 0	$ 0
Series #NHMOP	$ 0	$ 0
Series #QGXF0	$ 0	$ 0
Series #SOV9W	$ 0	$ 0
Series #WRA7O	$ 0	$ 0
Series #FTWDS	$ 0	$ 0
Series #P7FJ5	$ 0	$ 0
Series #RPFUV	$ 0	$ 0
Series #DIVTU	$ 0	$ 0
Series #ORHOF	$ 0	$ 0
Series #ZAUH4	$ 0	$ 0
Series #OJXLW	$ 0	$ 0
Series #EYPIR	$ 0	$ 0
Series #5VCTK	$ 0	$ 0
Series #ET8BV	$ 0	$ 0

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #WGI3Z Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #0XYT6 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #JTDXY Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ZIE3T Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #NHMOP Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #QGXF0 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #SOV9W Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #WRA7O Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #FTWDS Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #P7FJ5 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #RPFUV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DIVTU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ORHOF Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ZAUH4 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #OJXLW Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #EYPIR Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #5VCTK Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ET8BV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the years ended December 31, 2023 and December 31, 2024 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2023	Sourcing Fees Paid for the Year Ended December 31, 2024
Series #WGI3Z	$ -	$ -
Series #0XYT6	$ 14,250	$ -
Series #JTDXY	$ 13,500	$ -
Series #ZIE3T	$ 13,650	$ -
Series #NHMOP	$ -	$ 6,480
Series #QGXF0	$ -	$ 12,300
Series #SOV9W	$ 7,800	$ -
Series #WRA7O	$ 18,450	$ -
Series #FTWDS	$ 7,950	$ -
Series #P7FJ5	$ 7,950	$ -
Series #RPFUV	$ 8,700	$ -
Series #DIVTU	$ -	$ 9,150
Series #ORHOF	$ -	$ 7,500
Series #ZAUH4	$ -	$ 7,200
Series #OJXLW	$ -	$ 7,800
Series #EYPIR	$ -	$ 7,800
Series #5VCTK	$ -	$ 8,250
Series #ET8BV	$ -	$ -

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of APPL. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

ITEM 6. OTHER INFORMATION

Changes in Issuer's Certifying Accountant

(a) Resignation of Independent Accounting Firm

On October 28, 2024, the Company accepted and approved the resignation of its former independent accounting firm, Flex-Tax, Inc. ("Flex").

Flex's audit reports on the Company's financial statements for the period from inception to October 28, 2024 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the period from inception to October 28, 2024 and through the subsequent date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Flex on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Flex's satisfaction, would have caused Flex to make reference to the matter in their report. During the period from inception to October 28, 2024 and through the subsequent date of dismissal there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Flex with a copy of this Current Report information to be included in the Company's Form 1-K and requested that it provide the Company with a letter addressed to the Securities and Exchange Commission indicating whether or not Flex agrees with the disclosures contained herein and, if not, the respects in which it does not agreement. A copy of the Flex letter, dated June 6th, 2025, is filed as Exhibit 9.1 to this Annual Report.

(b) Appointment of Independent Accounting Firm

On November 18, 2024, the Company approved and ratified the appointment of Tax. as the Company's new independent accountant. Neither the Company nor anyone acting on its behalf has consulted with Taxulo LLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Taxulo LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" or "reportable event" (as each term is defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

ITEM 7. FINANCIAL STATEMENTS

Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2024 and 2023	F-1
Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2023 and 2022	F-1

ARK7 PROPERTIES PLUS LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2024 and 2023

F-1

F-2

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Plus LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Plus LLC (the "APPL") and its Series, which comprise the consolidated and consolidating balance sheet as of December 31, 2024, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APPL as of December 31, 2024, the results of its operations, and its cash flows for the year ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APPL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APPL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that APPL will continue as a going concern. As discussed in Note 1 to the financial statements, APPL has experienced recurring operating losses. However, the current year's loss is significantly lower than in the prior year, indicating progress toward improved financial performance. Management has implemented various strategies to strengthen operations and is actively pursuing further measures to enhance financial results. While continued monitoring is necessary, management believes that current and planned initiatives, together with ongoing capital support, will be sufficient to sustain operations.

Management's plans are further described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

Norbie Gaerlan, CPA

Taxulo

San Francisco, CA

June 2, 2025

F-3

Ark7 Properties Plus LLC

Consolidated Balance Sheet

As of December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$ 37,354	$ 24,261
Receivables	-	5,167
Related party receivables	1,648,118	562,367
Prepaid expenses	31,860	20,416
Total Current Assets	1,717,332	612,211
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	4,981,508	3,513,143
Property, plant, and equipment - Accumulated Depreciation	(255,675)	(114,888)
Total Property, plant, and equipment	4,725,832	3,398,255
Total Noncurrent Assets	4,725,832	3,398,255
Total Assets	6,443,164	4,010,466

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	40,824	107,423
Current portion of mortgage payable	14,111	7,884
Related party payables	35,089	2
Other liabilities, current	21,196	21,807
Total Current Liabilities	111,220	601,362
Noncurrent Liabilities
Mortgage payable	1,501,839	(7,884)
Total Noncurrent Liabilities	1,501,839	(7,884)
Total Liabilities	1,613,059	593,478

Member's Equity
Equity
Members' Equity	5,519,889	3,878,867
Retained Earnings (Accumulated Deficit)	(689,784)	(461,879)
Total Equity	4,830,105	3,416,987
Total Member's Equity	4,830,105	3,416,987
Total Liabilities & Members' Equity	$ 6,443,164	$ 4,010,466

F-4

Ark7 Properties Plus LLC

Consolidated Statement of Income

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 380,936	$ 239,016
Other rental fees	3,632	257
Total Gross Profit (Loss)	384,568	239,273
Operating Expenses
General and administrative expenses	289,676	369,772
Depreciation and amortization expenses	141,860	85,812
Property tax and state fee	104,844	44,557
Total Operating Expenses	536,379	500,141
Operating Income (Loss)	(151,811)	(260,868)
Other Income (Loss)
Interest expense	(76,127)	-
Interest expense, related party	0	(91,876)
Other income (expense)	34	(2,000)
Total Other Income (Loss)	(76,093)	(93,876)
Total Net Income (Loss)	$ (227,904)	$ (354,744)

F-5

Ark7 Properties Plus LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Balance at the beginning of the period	$ 3,416,987	$ 625,098
Equity Contribution	1,890,060	3,301,401
Net Income (Loss)	(227,904)	(354,744)
Distribution	(249,038)	(154,768)
Balance at the end of the period	$ 4,830,105	$ 3,416,987

F-6

Ark7 Properties Plus LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Cash Flows From Operating Activities
Net Income (Loss)	$ (227,904)	$ (354,744)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	141,860	85,812
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	2,571	(5,167)
Related party receivables	(1,085,153)	(562,366)
Prepaid expenses	(11,445)	(802)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(29,512)	97,998
Related party payables	(0)	(28,493)
Other liabilities	(611)	10,457
Net Cash Provided by (Used in) Operating Activities	(1,210,195)	(757,305)
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(1,468,365)	(1,190,206)
Cash Flows from Financing Activities
Proceeds from issuance of debt	2,034,490	1,426,310
Repayment of related party debt	(983,859)	(2,695,559)
Proceeds from private offerings	1,890,060	3,301,401
Distributions to partners	(249,038)	(154,768)
Net Cash Provided by (Used in) Financing Activities	2,691,653	1,877,384
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	13,093	(70,128)
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	24,261	94,382
Cash, Cash Equivalents, and Restricted Cash at the end of the period	37,354	24,261

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 76,127	$ 93,617

F-7

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2024

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #ET8BV	Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #OJXLW
Assets
Current Assets
Cash and cash equivalents	$ 32,523	$ (490)	$ -	$ -	$ -	$ -	$ (427)	$ (3,792)	$ -	$ -
Receivables
Related party receivables	1,648,118	183,715	7,840	2,403	26,204	15,868	146,377	241,163	18,916	9,860
Prepaid expenses	-	2,935	773	292	313	513	1,173	5,324	125	519
Total Current Assets	1,680,640	186,160	8,613	2,695	26,517	16,381	147,123	242,695	19,042	10,379
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	100	430,348	231,876	254,144	237,088	216,838	225,335	349,971	172,535	220,013
Property, plant, and equipment - Accumulated Depreciation	-	(30,110)	(4,187)	(7,364)	(4,172)	(3,585)	(16,402)	(26,869)	(6,093)	(4,535)
Total Property, plant, and equipment	100	400,238	227,689	246,780	232,916	213,254	208,933	323,101	166,442	215,478
Total Noncurrent Assets	100	400,238	227,689	246,780	232,916	213,254	208,933	323,101	166,442	215,478
Total Assets	1,680,740	586,398	236,302	249,475	259,433	229,635	356,055	565,796	185,484	225,857

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	40,824	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	1,895	-	-	-	-	1,397	1,922	-	-
Related party payables	1,699,504	-	-	-	-	-	-	-	-	-
Other liabilities, current	-	-	-	-	-	-	1,450	1,800	-	-
Total Current Liabilities	1,740,328	1,895	-	-	-	-	2,847	3,722	-	-
Noncurrent Liabilities
Mortgage payable	-	200,313	-	-	-	-	146,560	202,993	-	-
Total Noncurrent Liabilities	-	200,313	-	-	-	-	146,560	202,993	-	-
Total Liabilities	1,740,328	202,208	-	-	-	-	149,407	206,715	-	-

Member's Equity
Equity
Members' Equity	-	425,465	267,049	294,909	268,868	255,094	238,431	402,978	213,214	251,649
Retained Earnings (Accumulated Deficit)	(59,587)	(41,275)	(30,747)	(45,434)	(9,434)	(25,459)	(31,783)	(43,896)	(27,730)	(25,792)
Total Equity	(59,587)	384,190	236,302	249,475	259,433	229,635	206,649	359,082	185,484	225,857
Total Member's Equity	(59,587)	384,190	236,302	249,475	259,433	229,635	206,649	359,082	185,484	225,857
Total Liabilities & Members' Equity	$ 1,680,740	$ 586,398	$ 236,302	$ 249,475	$ 259,433	$ 229,635	$ 356,055	$ 565,796	$ 185,484	$ 225,857

Description	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating
Assets
Current Assets
Cash and cash equivalents	$ -	$ 385	$ 5,945	$ -	$ -	$ -	$ 2,647	$ -	$ 562	$ -
Receivables
Related party receivables	(1,522)	140,266	200,403	128,566	5,163	28,558	272,890	1,671	236,072	(1,664,415)
Prepaid expenses	131	1,572	2,336	3,155	3,288	195	3,682	2,737	2,796	-
Total Current Assets	(1,391)	142,224	208,684	131,721	8,452	28,754	279,219	4,408	239,430	(1,664,415)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	210,104	224,360	345,778	256,768	212,918	287,530	535,451	208,256	362,095	-
Property, plant, and equipment - Accumulated Depreciation	(7,121)	(16,371)	(14,343)	(9,362)	(8,760)	(28,342)	(37,786)	(3,681)	(26,592)	-
Total Property, plant, and equipment	202,983	207,989	331,435	247,406	204,158	259,188	497,664	204,575	335,503	-
Total Noncurrent Assets	202,983	207,989	331,435	247,406	204,158	259,188	497,664	204,575	335,503	-
Total Assets	201,592	350,213	540,120	379,127	212,610	287,942	776,883	208,983	574,934	(1,664,415)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	1,403	1,707	1,222	-	-	2,671	-	1,895	-
Related party payables	-	-	-	-	-	-	-	-	-	(1,664,415)
Other liabilities, current	-	2,250	990	3,331	1,000	1,675	6,900	-	1,800	-
Total Current Liabilities	-	3,653	2,697	4,553	1,000	1,675	9,571	-	3,695	(1,664,415)
Noncurrent Liabilities
Mortgage payable	-	146,634	186,132	135,340	-	-	283,555	-	200,313	-
Total Noncurrent Liabilities	-	146,634	186,132	135,340	-	-	283,555	-	200,313	-
Total Liabilities	-	150,287	188,829	139,893	1,000	1,675	293,126	-	204,008	(1,664,415)

Member's Equity
Equity
Members' Equity	241,141	242,804	379,098	280,157	238,103	327,579	553,259	234,722	405,370	-
Retained Earnings (Accumulated Deficit)	(39,549)	(42,879)	(27,807)	(40,922)	(26,493)	(41,312)	(69,501)	(25,739)	(34,444)	-
Total Equity	201,592	199,925	351,291	239,234	211,610	286,267	483,758	208,983	370,926	-
Total Member's Equity	201,592	199,925	351,291	239,234	211,610	286,267	483,758	208,983	370,926	-
Total Liabilities & Members' Equity	$ 201,592	$ 350,213	$ 540,120	$ 379,127	$ 212,610	$ 287,942	$ 776,883	$ 208,983	$ 574,934	$ (1,664,415)

Description	Total
Assets
Current Assets
Cash and cash equivalents	$ 37,354
Receivables	$ -
Related party receivables	1,648,118
Prepaid expenses	31,860
Total Current Assets	1,717,332
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	4,981,508
Property, plant, and equipment - Accumulated Depreciation	(255,675)
Total Property, plant, and equipment	4,725,832
Total Noncurrent Assets	4,725,832
Total Assets	6,443,164

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	40,824
Current portion of mortgage payable	14,111
Related party payables	35,089
Other liabilities, current	21,196
Total Current Liabilities	111,220
Noncurrent Liabilities
Mortgage payable	1,501,839
Total Noncurrent Liabilities	1,501,839
Total Liabilities	1,613,059

Member's Equity
Equity
Members' Equity	5,519,889
Retained Earnings (Accumulated Deficit)	(689,784)
Total Equity	4,830,105
Total Member's Equity	4,830,105
Total Liabilities & Members' Equity	$ 6,443,164

F-8

{{CompanyNameConsolidated and consolidating Statement of Income

For the year ended December 31, 2024

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #ET8BV	Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #OJXLW
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 28,958	$ 9,695	$ 14,035	$ 8,445	$ 9,240	$ 19,189	$ 40,162	$ 15,198	$ 12,212
Other rental fees	-	1,800	-	-	-	-	-	-	-	-
Total Gross Profit (Loss)	-	30,758	9,695	14,035	8,445	9,240	19,189	40,162	15,198	12,212
Operating Expenses
General and administrative expenses	6,526	5,090	24,424	37,337	6,346	23,219	4,277	4,584	25,252	23,734
Depreciation and amortization expenses	-	12,569	4,187	7,364	4,172	3,585	7,378	11,492	5,157	4,535
Property tax and state fee	300	12,527	5,716	1,545	1,882	2,544	4,808	11,185	2,549	3,937
Total Operating Expenses	6,826	30,186	34,327	46,246	12,400	29,348	16,463	27,260	32,959	32,206
Operating Income (Loss)	(6,826)	572	(24,632)	(32,212)	(3,955)	(20,108)	2,726	12,901	(17,761)	(19,994)
Other Income (Loss)
Interest income, related party	56,757	13,791	-	-	-	-	10,166	13,988	-	-
Interest expense	-	(11,225)	-	-	-	-	(8,742)	(11,385)	-	-
Interest expense, related party	(92,390)	-	(6,115)	(11,103)	(5,479)	(5,351)	-	(190)	(2,926)	(5,797)
Other income (expense)	34	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(35,599)	2,567	(6,115)	(11,103)	(5,479)	(5,351)	1,424	2,413	(2,926)	(5,797)
Total Net Income (Loss)	$ (42,425)	$ 3,139	$ (30,747)	$ (43,314)	$ (9,434)	$ (25,459)	$ 4,151	$ 15,315	$ (20,687)	$ (25,792)

Description	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 13,123	$ 15,199	$ 42,884	$ 16,416	$ 24,814	$ 20,320	$ 42,718	$ 9,182	$ 39,148	$ -
Other rental fees	-	-	1,772	60	-	-	-	-	-	-
Total Gross Profit (Loss)	13,123	15,199	44,656	16,476	24,814	20,320	42,718	9,182	39,148	-
Operating Expenses
General and administrative expenses	31,049	4,117	37,809	10,359	7,993	2,700	5,219	23,197	6,445	-
Depreciation and amortization expenses	6,454	7,298	10,278	7,958	6,263	10,513	17,253	3,681	11,724	-
Property tax and state fee	2,839	4,443	14,095	3,634	2,696	2,121	13,566	2,692	11,763	-
Total Operating Expenses	40,342	15,859	62,181	21,951	16,953	15,334	36,038	29,571	29,931	-
Operating Income (Loss)	(27,219)	(660)	(17,525)	(5,474)	7,861	4,986	6,679	(20,389)	9,217	-
Other Income (Loss)
Interest income, related party	-	6,280	11,352	3,583	-	-	19,439	-	13,791	(149,147)
Interest expense	-	(4,992)	(9,808)	(2,866)	-	-	(15,885)	-	(11,225)	-
Interest expense, related party	(7,312)	-	(2,398)	(2,924)	(1,812)	-	-	(5,351)	-	149,147
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(7,312)	1,288	(854)	(2,207)	(1,812)	-	3,554	(5,351)	2,567	-
Total Net Income (Loss)	$ (34,531)	$ 628	$ (18,380)	$ (7,681)	$ 6,049	$ 4,986	$ 10,233	$ (25,739)	$ 11,783	$ -

Description	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 380,936
Other rental fees	3,632
Total Gross Profit (Loss)	384,568
Operating Expenses
General and administrative expenses	289,676
Depreciation and amortization expenses	141,860
Property tax and state fee	104,844
Total Operating Expenses	536,379
Operating Income (Loss)	(151,811)
Other Income (Loss)
Interest income, related party	0
Interest expense	(76,127)
Interest expense, related party	0
Other income (expense)	34
Total Other Income (Loss)	(76,093)
Total Net Income (Loss)	$ (227,904)

F-9

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2024

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #ET8BV	Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #OJXLW
Balance at January 01, 2024	$ (17,162)	$ 394,609	$ -	$ (2,120)	$ -	$ -	$ 213,602	$ 364,325	$ 206,257	$ -
Equity Contribution	-	6,880	275,000	306,000	275,100	261,000	-	3,460	11,000	260,000
Net Income (Loss)	(42,425)	3,139	(30,747)	(43,314)	(9,434)	(25,459)	4,151	15,315	(20,687)	(25,792)
Distribution	-	(20,438)	(7,951)	(11,091)	(6,232)	(5,906)	(11,105)	(24,017)	(11,086)	(8,351)
Balance at December 31, 2024	$ (59,587)	$ 384,190	$ 236,302	$ 249,475	$ 259,433	$ 229,635	$ 206,649	$ 359,082	$ 185,484	$ 225,857

Description	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating
Balance at January 01, 2024	$ (5,018)	$ 208,492	$ 393,933	$ 256,959	$ 221,652	$ 296,297	$ 503,802	$ -	$ 381,358	$ -
Equity Contribution	250,000	-	-	-	-	640	20	240,000	960	-
Net Income (Loss)	(34,531)	628	(18,380)	(7,681)	6,049	4,986	10,233	(25,739)	11,783	-
Distribution	(8,859)	(9,195)	(24,263)	(10,044)	(16,091)	(15,656)	(30,298)	(5,278)	(23,176)	-
Balance at December 31, 2024	$ 201,592	$ 199,925	$ 351,291	$ 239,234	$ 211,610	$ 286,267	$ 483,758	$ 208,983	$ 370,926	$ -

Description	Total
Balance at January 01, 2024	$ 3,416,987
Equity Contribution	1,890,060
Net Income (Loss)	(227,904)
Distribution	(249,038)
Balance at December 31, 2024	$ 4,830,105

F-10

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2024

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #ET8BV	Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #OJXLW
Cash Flows From Operating Activities
Net Income (Loss)	$ (42,425)	$ 3,139	$ (30,747)	$ (43,314)	$ (9,434)	$ (25,459)	$ 4,151	$ 15,315	$ (20,687)	$ (25,792)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	12,569	4,187	7,364	4,172	3,585	7,378	11,492	5,157	4,535
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	2,571	-	-	-	-	-	-	-	-	-
Related party receivables	485,089	(208,968)	-	-	-	-	(154,039)	(211,953)	-	-
Prepaid expenses	-	(2,250)	(773)	(292)	(313)	(513)	2,927	(5,299)	(121)	(519)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(29,512)	-	-	-	-	-	-	-	-	-
Related party payables	(406,156)	73,400	(7,840)	218,137	(26,204)	(15,868)	4,289	5,422	81,736	(9,860)
Other liabilities	-	(1,800)	-	-	-	-	-	-	-	-
Net Cash Provided by (Used in) Operating Activities	9,566	(123,911)	(35,173)	181,895	(31,780)	(38,255)	(135,295)	(185,024)	66,086	(31,636)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	(65,888)	(231,876)	(254,144)	(237,088)	(216,838)	(1,845)	(2,603)	-	(220,013)
Cash Flows from Financing Activities
Proceeds from issuance of debt	464,248	208,968	-	-	-	-	154,039	211,953	-	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	(464,247)	(6,915)	-	(222,660)	-	-	(6,222)	(7,200)	(66,000)	-
Proceeds from private offerings	-	6,880	275,000	306,000	275,100	261,000	-	3,460	11,000	260,000
Distributions to partners	-	(20,438)	(7,951)	(11,091)	(6,232)	(5,906)	(11,105)	(24,017)	(11,086)	(8,351)
Net Cash Provided by (Used in) Financing Activities	1	188,495	267,049	72,249	268,868	255,094	136,713	184,196	(66,086)	251,649
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	9,566	(1,304)	0	0	0	-	(427)	(3,431)	-	(0)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	22,957	814	-	-	-	-	-	(362)	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	32,523	(490)	-	-	-	-	(427)	(3,792)	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 11,225	$ -	$ -	$ -	$ -	$ 8,742	$ 11,385	$ -	$ -

Description	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating
Cash Flows From Operating Activities
Net Income (Loss)	$ (34,531)	$ 628	$ (18,380)	$ (7,681)	$ 6,049	$ 4,986	$ 10,233	$ (25,739)	$ 11,783	$ -
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	6,454	7,298	10,278	7,958	6,263	10,513	17,253	3,681	11,724	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	(154,359)	(194,202)	(143,207)	-	-	(294,546)	-	(208,968)	-
Prepaid expenses	635	2,389	1,384	(1,970)	(2,934)	1,461	(1,216)	(2,737)	(1,303)	-
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	-	-	-	-
Related party payables	(38,111)	8,876	62,130	18,233	6,851	(2,144)	19,361	(1,671)	9,421	-
Other liabilities	-	(2,300)	297	3,331	(139)	-	-	-	-	-
Net Cash Provided by (Used in) Operating Activities	(65,554)	(137,467)	(138,493)	(123,337)	16,091	14,816	(248,915)	(26,466)	(177,343)	-
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	(900)	(19,011)	(3,125)	-	-	(4,196)	(208,256)	(2,584)	-
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	154,359	194,202	143,207	-	-	294,546	-	208,968	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	(175,587)	(6,411)	(6,490)	(6,701)	-	-	(8,510)	-	(6,915)	-
Proceeds from private offerings	250,000	-	-	-	-	640	20	240,000	960	-
Distributions to partners	(8,859)	(9,195)	(24,263)	(10,044)	(16,091)	(15,656)	(30,298)	(5,278)	(23,176)	-
Net Cash Provided by (Used in) Financing Activities	65,554	138,753	163,449	126,462	(16,091)	(15,016)	255,758	234,722	179,837	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	385	5,945	(0)	0	(200)	2,647	(0)	(90)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	-	-	-	-	-	200	-	-	652	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	-	385	5,945	-	-	-	2,647	-	562	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 4,992	$ 9,808	$ 2,866	$ -	$ -	$ 15,885	$ -	$ 11,225	$ -

Description	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (227,904)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	141,860
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	2,571
Related party receivables	(1,085,153)
Prepaid expenses	(11,445)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(29,512)
Related party payables	(0)
Other liabilities	(611)
Net Cash Provided by (Used in) Operating Activities	(1,210,195)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(1,468,365)
Cash Flows from Financing Activities
Proceeds from issuance of debt	2,034,490
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	(983,859)
Proceeds from private offerings	1,890,060
Distributions to partners	(249,038)
Net Cash Provided by (Used in) Financing Activities	2,691,653
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	13,093
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	24,261
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	37,354

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 76,127

F-11

ARK7 PROPERTIES PLUS LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Plus LLC (the "APPL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APPL was formed on March 17, 2022, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APPL has registered 18 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APPL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
WGI3Z	Arizona City-S6	11679 W Madero Dr, Arizona City, AZ 85123	March 21, 2022
0XYT6	Dallas-S7	2105 Silver Leaf Dr, Mesquite, TX 75181	June 30, 2022
JTDXY	Dallas-S9	2300 Homestead Dr, Mesquite, TX 75181	June 30, 2022
ZIE3T	Dallas-S8	2507 Decoy Dr, Mesquite, TX 75181	August 1, 2022
NHMOP	Atlanta-C3	215 Piedmont Ave NE, Unit 205, Atlanta, GA 30308	August 10, 2022
SOV9W	Chicago-C1	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612	August 10, 2022
WRA7O	Tampa-S10	4263 Cadence Loop, LAND O LAKES, FL 34638	August 10, 2022
QGXF0	Urbana-S11	704 S Lincoln Ave, Urbana, IL 61801	August 10, 2022
FTWDS	Atlanta-T3	1527 Iris Walk, Jonesboro, GA 30238	November 21, 2022
P7FJ5	Atlanta-T4	1541 Iris Walk, Jonesboro, GA 30238	November 21, 2022
RPFUV	Alexandria-C2	3405 Commonwealth Ave, Unit C, Alexandria, VA 22305	September 27, 2023
ORHOF	Atlanta-C5	215 Piedmont Ave NE, Unit 407, Atlanta, GA 30308	September 27, 2023
DIVTU	Atlanta-C6	215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308	September 27, 2023
OJXLW	DFW-S12	228 W Norway St, Walnut Springs, TX 76690	March 18, 2024
ZAUH4	DFW-S13	516 W Live Oak St, Dublin, TX 76446	March 18, 2024
EYPIR	DFW-S14	655 E Live Oak St, Dublin, TX 76446	March 18, 2024
5VCTK	DFW-S15	3616 Redbird St, Waco, TX 76705	April 25, 2024
ET8BV	Atlanta-C7	215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308	May 16, 2024

Management's Plan and Going Concerns

The accompanying financial statements have been prepared on a going concern basis, which assumes that APPL will continue to operate in the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. APPL has experienced recurring operating losses, which in prior years raised concerns about its ability to sustain operations without additional financial support. However, for the year ended December 31, 2024, the operational loss was significantly reduced compared to the prior year, reflecting improvement in cost control and revenue growth.

Management has taken a number of steps to strengthen APPL's financial position, including securing additional capital contributions and implementing operational efficiencies. These initiatives have contributed to improved financial performance, and management believes that, with continued focus on cost management and strategic fundraising, APPL is on a path toward long-term sustainability.

While some uncertainties remain, management is confident in its ability to address future challenges and to maintain adequate financial resources to support ongoing operations. Accordingly, the financial statements have been prepared under the assumption that APPL will continue as a going concern. No adjustments have been made to the financial statements that might result from the outcome of this uncertainty.

F-12

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APPL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APPL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APPL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APPL's financial condition or operating results will be materially affected. The APPL bases its estimates on past experience and other assumptions that the APPL believes are reasonable under the circumstances, and the APPL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APPL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APPL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2024 and 2023 was $380,936 and $239,016, respectively.

The concentration of credit risk

Financial instruments potentially subject the APPL to the concentration of credit risk, primarily cash and tenant receivables. The APPL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APPL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APPL. Unobservable inputs are inputs that reflect the APPL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APPL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APPL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

F-13

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2024 and 2023, the APPL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Buildings and improvements	$ 4,233,055	$ 3,017,164
Furniture and fixtures	$ 11,594	$ 8,429
Land	$ 736,859	$ 487,550
Property, plant, and equipment, gross	4,981,508	3,513,143
Less: Buildings and improvements - Accumulated Depreciation	(251,468)	(112,792)
Furniture and fixtures - Accumulated Depreciation	(4,099)	(2,096)
Property, plant, and equipment	$ 4,725,941	$ 3,398,255

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2024 and 2023 was $141,860 and $85,812, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APPL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2024 and 2023, the APPL had no long-term leases.

Income taxes

The APPL is taxed as a Limited Liability Company (LLC). Under these provisions, the APPL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APPL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

F-14

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2024 and 2023, the balance of the property management reserve was $4,831 and $1,304, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

F-15

NOTE 3: MORTGAGE PAYABLES

Series #0XYT6

On April 25, 2024, the APPL - Series 0XYT6 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series 0XYT6 borrowed $ 210,000.00 at 7.875% interest with a maturity of April 30, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $202,208 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $11,225.

Series #FTWDS

On April 12, 2024, the APPL - Series FTWDS executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series FTWDS borrowed $ 154,800.00 at 7.875% interest with a maturity of April 30, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $147,957 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $8,742.

Series #JTDXY

On April 25, 2024, the APPL - Series JTDXY executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series JTDXY borrowed $ 213,000.00 at 7.875% interest with a maturity of April 30, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $204,915 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $11,385.

Series #P7FJ5

On July 30, 2024, the APPL - Series P7FJ5 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series P7FJ5 borrowed $ 154,800.00 at 7.750% interest with a maturity of July 31, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $148,037 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $4,992.

Series #QGXF0

On May 14, 2024, the APPL - Series QGXF0 executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series QGXF0 borrowed $ 195,000.00 at 8.000% interest with a maturity of May 31, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $187,839 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $9,808.

Series #RPFUV

On September 12, 2024, the APPL - Series RPFUV executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series RPFUV borrowed $ 143,400.00 at 8.000% interest with a maturity of September 30, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $136,562 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $2,866.

Series #WRA7O

On April 23, 2024, the APPL - Series WRA7O executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series WRA7O borrowed $ 296,000.00 at 7.875% interest with a maturity of April 30, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $286,226 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $15,885.

Series #ZIE3T

On April 25, 2024, the APPL - Series ZIE3T executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APPL - Series ZIE3T borrowed $ 210,000.00 at 7.875% interest with a maturity of April 30, 2054. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 was $202,208 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2024 was $11,225.

Mortgage interest expenses for the year ended December 31, 2024 was $76,127.

December 31, 2024
Current Portion of Mortgage Payable	$ 14,111

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2025	14,111
2026	15,265
2027	16,514
2028	17,865
2029	19,326
Thereafter	1,487,160
Total	$ 1,570,242

F-16

NOTE 4: TRANSACTIONS WITH RELATED PARTIES

Loan Receivable - due from affiliate

The APPL occasionally pays for the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APPL. These advances are non-interest bearing and are due on demand. The outstanding balance due from the affiliate as of December 31, 2024 and 2023 was $0 and $464,248 and is included in the related party receivable section on the accompanying balance sheet.

Loan Payable - due to affiliate

The parent Company pay APPL for covering administrative costs. The loan has been structured as payable to the Parent Company to the APPL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2024 and 2023 was $0 and $928,495 and is included in the related party receivable section on the accompanying balance sheet.

F-17

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #0XYT6

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $0, respectively, and in December 31, 2023 was $14,250 and $21,450, respectively.

Series #5VCTK

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $8,250 and $14,650, respectively, and in December 31, 2023 was $0 and $0, respectively.

Series #DIVTU

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $9,150 and $15,550, respectively, and in December 31, 2023 was $0 and $229, respectively.

Series #EYPIR

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $7,800 and $14,200, respectively, and in December 31, 2023 was $0 and $0, respectively.

Series #FTWDS

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $150, respectively, and in December 31, 2023 was $7,950 and $15,150, respectively.

Series #JTDXY

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $0, respectively, and in December 31, 2023 was $13,500 and $20,700, respectively.

Series #NHMOP

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $6,480 and $12,512, respectively, and in December 31, 2023 was $0 and $18, respectively.

Series #OJXLW

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $7,800 and $14,200, respectively, and in December 31, 2023 was $0 and $0, respectively.

Series #ORHOF

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $7,500 and $13,900, respectively, and in December 31, 2023 was $0 and $229, respectively.

Series #P7FJ5

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $150, respectively, and in December 31, 2023 was $7,950 and $15,150, respectively.

Series #QGXF0

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $12,300 and $18,332, respectively, and in December 31, 2023 was $0 and $18, respectively.

Series #RPFUV

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $0, respectively, and in December 31, 2023 was $8,700 and $14,929, respectively.

Series #SOV9W

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $32, respectively, and in December 31, 2023 was $7,800 and $13,818, respectively.

Series #WGI3Z

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $50, respectively, and in December 31, 2023 was $0 and $11, respectively.

Series #WRA7O

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $0, respectively, and in December 31, 2023 was $18,450 and $25,650, respectively.

Series #ZAUH4

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $7,200 and $13,600, respectively, and in December 31, 2023 was $0 and $0, respectively.

Series #ZIE3T

The property sourcing fee and offering expenses incurred in the year ended December 31, 2024 and 2023 was $0 and $0, respectively, and in December 31, 2023 was $13,650 and $20,850, respectively.

F-18

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #0XYT6

The Series #0XYT6 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #0XYT6 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #0XYT6 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,852 and $0, respectively.

Series #5VCTK

The Series #5VCTK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #5VCTK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #5VCTK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,295 and $0, respectively.

Series #DIVTU

The Series #DIVTU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DIVTU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DIVTU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #ET8BV

The Series #ET8BV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ET8BV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ET8BV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #EYPIR

The Series #EYPIR has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #EYPIR and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #EYPIR together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $990 and $0, respectively.

Series #FTWDS

The Series #FTWDS has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #FTWDS and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #FTWDS together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,365 and $0, respectively.

Series #JTDXY

The Series #JTDXY has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JTDXY and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JTDXY together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,786 and $0, respectively.

Series #NHMOP

The Series #NHMOP has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NHMOP and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NHMOP together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #OJXLW

The Series #OJXLW has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #OJXLW and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #OJXLW together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,505 and $0, respectively.

Series #ORHOF

The Series #ORHOF has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ORHOF and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ORHOF together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $0 and $0, respectively.

Series #P7FJ5

The Series #P7FJ5 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #P7FJ5 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #P7FJ5 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,462 and $0, respectively.

Series #QGXF0

The Series #QGXF0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #QGXF0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #QGXF0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,260 and $0, respectively.

Series #RPFUV

The Series #RPFUV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RPFUV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RPFUV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $743 and $0, respectively.

Series #SOV9W

The Series #SOV9W has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOV9W and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOV9W together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,855 and $0, respectively.

Series #WRA7O

The Series #WRA7O has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WRA7O and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WRA7O together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,992 and $0, respectively.

Series #ZAUH4

The Series #ZAUH4 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ZAUH4 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ZAUH4 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,182 and $0, respectively.

Series #ZIE3T

The Series #ZIE3T has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ZIE3T and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ZIE3T together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,786 and $0, respectively.

F-19

NOTE 5: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is June 2, 2025 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 6: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APPL and authorized for issue on June 2, 2025.

F-20

ARK7 PROPERTIES PLUS LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2023 and December 31, 2022

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Plus LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Plus LLC (the "APPL") and its Series, which comprise the balance sheets as of December 31, 2022 and 2023, and the related statements of income, members' equity, and cash flows for the periods from March 17, 2022 (inception date) to December 31, 2022, and for the year ended December 31, 2023, together with the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APPL as of December 31, 2022 and 2023, the results of its operations, and its cash flows for the period from March 17, 2022, to December 31, 2022, and for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APPL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the Consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APPL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the APPL will continue as a going concern. As discussed in Note 1 to the financial statements, the APPL has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the APPL's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

____________________

Flex-Tax, Inc.

San Francisco, CA

March 18, 2024

Ark7 Properties Plus LLC

Consolidated Balance Sheet

As of December 31, 2023 and 2022

Description	Note	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	2	$ 24,261	$ 96,124
Receivables		5,167	-
Related party receivables	3	562,367	1,344
Prepaid expenses		20,416	16,532
Total Current Assets		612,211	114,000
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost		3,513,143	2,322,937
Property, plant, and equipment - Accumulated Depreciation		(114,888)	(29,076)
Total Property, plant, and equipment	1	3,398,255	2,293,861
Total Noncurrent Assets		3,398,255	2,293,861
Total Assets		4,010,466	2,407,861

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities		107,423	9,424
Related party payable		2	28,493
Related party debt, current	3	464,247	1,733,496
Other liabilities, current		21,807	11,350
Total Current Liabilities		593,478	1,782,763
Total Liabilities		593,478	1,782,763

Member's Equity
Equity Capital
Members' Equity		3,878,867	732,234
Retained Earnings (Accumulated Deficit)		(461,879)	(107,135)
Total Equity Capital		3,416,987	625,098
Total Member's Equity		3,416,987	625,098
Total Liabilities & Members' Equity		$ 4,010,466	$ 2,407,861

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Income

For the year ended December 31, 2023 and 2022

Description	Note	December 31, 2023	December 31, 2022
Net Income (Loss)
Gross Profit (Loss)
Rental Income		$ 239,016	$ 62,738
Other rental fees		257	368
Total Gross Profit (Loss)	1	239,273	63,106
Operating Expenses
General and administrative expenses		369,772	54,026
Depreciation and amortization expenses		85,812	29,076
Property tax and state fee		44,557	4,657
Total Operating Expenses		500,141	87,759
Operating Income (Loss)		(260,868)	(24,653)
Other Income (Loss)
Interest expense	3	-	-
Interest expense, related party	4	(91,876)	(82,482)
Other income (expense)		(2,000)	-
Total Other Income (Loss)		(93,876)	(82,482)
Total Net Income (Loss)		$ (354,744)	$ (107,135)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2023 and 2022

Description	December 31, 2023	December 31, 2022
Balance at the beginning of the period	$ 625,098	$ -
Equity Contribution	3,301,401	762,080
Net Income (Loss)	(354,744)	(107,135)
Distribution	(154,768)	(29,846)
Balance at the end of the period	$ 3,416,987	$ 625,098

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2023 and 2022

Description	December 31, 2023	December 31, 2022
Cash Flows From Operating Activities
Net Income (Loss)	$ (354,744)	$ (107,135)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	85,812	29,076
Amortization of debt issuance costs	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	85,812	29,076
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(5,167)	-
Related party receivables	(562,367)	(0)
Prepaid expenses	(3,883)	(16,532)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	102,071	5,352
Related party payable	(19,229)	19,230
Other liabilities	10,457	11,350
Net Cash Provided by (Used in) Operating Activities	(747,050)	(58,660)
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(1,190,206)	(2,322,937)
Net Cash Provided by (Used in) Investing Activities	(1,190,206)	(2,322,937)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	1,422,181	1,733,496
Repayment of related party debt	(2,691,429)	-
Proceeds from private offerings	3,301,401	762,080
Distributions to partners	(154,768)	(29,846)
Net Cash Provided by (Used in) Financing Activities	1,877,384	2,465,730
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(59,872)	84,133
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	84,133	-
Cash, Cash Equivalents, and Restricted Cash at the end of the period	24,261	84,133

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 91,876	$ 82,482

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Assets
Current Assets
Cash and cash equivalents	$ 22,957	$ 814	$ -	$ -	$ (362)	$ -	$ -	$ -	$ -	$ -
Receivables	5,167	-	-	-	-	-	-	-	-	-
Related party receivables	562,367	48,147	220,540	(3,374)	34,632	100,652	(39,633)	(5,216)	68,331	3,592
Prepaid expenses	-	684	-	4,100	25	5	766	3,961	3,720	1,185
Total Current Assets	590,491	49,645	220,540	726	34,295	100,657	(38,867)	(1,256)	72,051	4,777
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	100	364,461	-	223,490	347,368	172,535	210,104	223,460	326,767	253,643
Property, plant, and equipment - Accumulated Depreciation	-	(17,696)	-	(9,164)	(15,539)	(936)	(667)	(9,162)	(4,192)	(1,460)
Total Property, plant, and equipment	100	346,765	-	214,327	331,829	171,600	209,437	214,298	322,575	252,183
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	100	346,765	-	214,327	331,829	171,600	209,437	214,298	322,575	252,183
Total Assets	590,591	396,409	220,540	215,052	366,125	272,257	170,569	213,042	394,626	256,959

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	107,423	-	-	-	-	-	-	-	-	-
Related party payable	500,330	-	-	-	-	-	-	-	-	-
Related party debt, current	(0)	-	222,660	-	-	66,000	175,587	-	-	-
Other liabilities, current	-	1,800	-	1,450	1,800	-	-	4,550	693	-
Total Current Liabilities	607,753	1,800	222,660	1,450	1,800	66,000	175,587	4,550	693	-
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	607,753	1,800	222,660	1,450	1,800	66,000	175,587	4,550	693	-

Member's Equity
Equity Capital
Members' Equity	-	439,023	-	249,536	423,535	213,300	-	251,999	403,361	290,200
Retained Earnings (Accumulated Deficit)	(17,162)	(44,414)	(2,120)	(35,934)	(59,210)	(7,043)	(5,018)	(43,507)	(9,428)	(33,241)
Total Equity Capital	(17,162)	394,609	(2,120)	213,602	364,325	206,257	(5,018)	208,492	393,933	256,959
Total Member's Equity	(17,162)	394,609	(2,120)	213,602	364,325	206,257	(5,018)	208,492	393,933	256,959
Total Liabilities & Members' Equity	$ 590,591	$ 396,409	$ 220,540	$ 215,052	$ 366,125	$ 272,257	$ 170,569	$ 213,042	$ 394,626	$ 256,959

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ 200	$ -	$ 652	$ -	$ 24,261
Receivables	-	-	-	-	-	5,167
Related party receivables	12,015	26,415	(2,295)	36,525	(500,329)	562,367
Prepaid expenses	355	1,656	2,466	1,493	-	20,416
Total Current Assets	12,369	28,271	171	38,670	(500,329)	612,211
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	212,918	287,530	531,255	359,511	-	3,513,143
Property, plant, and equipment - Accumulated Depreciation	(2,496)	(17,829)	(20,724)	(15,022)	-	(114,888)
Total Property, plant, and equipment	210,422	269,701	510,531	344,488	-	3,398,255
Related party loans and note receivable, noncurrent	-	-	-	-	-	-
Total Noncurrent Assets	210,422	269,701	510,531	344,488	-	3,398,255
Total Assets	222,791	297,972	510,702	383,158	(500,329)	4,010,466

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	107,423
Related party payable	-	-	-	-	(500,329)	2
Related party debt, current	-	-	-	-	-	464,247
Other liabilities, current	1,139	1,675	6,900	1,800	-	21,807
Total Current Liabilities	1,139	1,675	6,900	1,800	(500,329)	593,478
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	1,139	1,675	6,900	1,800	(500,329)	593,478

Member's Equity
Equity Capital
Members' Equity	254,194	342,595	583,537	427,586	-	3,878,867
Retained Earnings (Accumulated Deficit)	(32,542)	(46,299)	(79,735)	(46,227)	-	(461,879)
Total Equity Capital	221,652	296,297	503,802	381,358	-	3,416,987
Total Member's Equity	221,652	296,297	503,802	381,358	-	3,416,987
Total Liabilities & Members' Equity	$ 222,791	$ 297,972	$ 510,702	$ 383,158	$ (500,329)	$ 4,010,466

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Assets
Current Assets
Cash and cash equivalents	$ 37,888	$ 3,282	$ 3,619	$ 2,947	$ -	$ 3,928	$ -	$ -	$ 40,132	$ 1,571
Receivables	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable, current
Prepaid expenses	-	3,738	743	6,222	-	794	-	(1,719)	928	1,488
Total Current Assets	37,888	7,021	3,834	10,188	-	4,689	-	(0)	41,061	2,803
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	364,461	223,490	347,368	-	223,460	-	-	286,740	531,255
Property, plant, and equipment - Accumulated Depreciation	-	(5,716)	(1,986)	(4,297)	-	(1,986)	-	-	(7,384)	(3,802)
Total Property, plant, and equipment	-	358,745	221,504	343,071	-	221,474	-	-	279,356	527,453
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	-	358,745	221,504	343,071	-	221,474	-	-	279,356	527,453
Total Assets	37,888	365,765	225,338	353,259	-	226,163	-	(0)	320,417	530,257

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	9,424	-	-	-	-	-	-	-	-	-
Related Party Payable
Related party debt, current	-	258,478	178,015	291,203	-	222,985	-	-	-	522,610
Other liabilities, current	-	-	1,450	-	-	3,000	-	-	-	6,900
Total Current Liabilities	37,917	258,478	179,465	291,203	-	225,985	-	-	-	529,510
Noncurrent Liabilities
Related party payable	28,493	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	37,917	258,478	179,465	291,203	-	225,985	-	-	-	529,510

Member's Equity
Equity Capital
Members' Equity	-	120,773	52,497	74,895	-	7,163	-	-	363,794	17,980
Retained Earnings (Accumulated Deficit)	(29)	(13,485)	(6,624)	(12,839)	-	(6,985)	-	(0)	(43,377)	(17,233)
Total Equity Capital	(29)	107,287	45,873	62,056	-	178	-	(0)	320,417	747
Total Member's Equity	(29)	107,287	45,873	62,056	-	178	-	(0)	320,417	747
Total Liabilities & Members' Equity	$ 37,888	$ 365,765	$ 225,338	$ 353,259	$ -	$ 226,163	$ -	$ (0)	$ 320,417	$ 530,257

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ 2,756	$ -	$ 96,124
Receivables	-	-	-
Related party loans and notes receivable, current
Prepaid expenses	4,337	-	16,532
Total Current Assets	6,516	-	114,000
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	346,162	-	2,322,937
Property, plant, and equipment - Accumulated Depreciation	(3,905)	-	(29,076)
Total Property, plant, and equipment	342,257	-	2,293,861
Related party loans and note receivable, noncurrent	-	-	-
Total Noncurrent Assets	342,257	-	2,293,861
Total Assets	348,774	-	2,407,861

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	9,424
Related Party Payable
Related party debt, current	260,205	-	1,733,496
Other liabilities, current	-	-	11,350
Total Current Liabilities	260,205	-	1,782,763
Noncurrent Liabilities
Related party payable	-	-	28,493
Related party debt, noncurrent	-	-	-
Total Noncurrent Liabilities	-	-	-
Total Liabilities	260,205	-	1,782,763

Member's Equity
Equity Capital
Members' Equity	95,132	-	732,234
Retained Earnings (Accumulated Deficit)	(6,564)	-	(107,135)
Total Equity Capital	88,569	-	625,098
Total Member's Equity	88,569	-	625,098
Total Liabilities & Members' Equity	$ 348,774	$ -	$ 2,407,861

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 39,967	$ -	$ 18,618	$ 39,600	$ 1,021	$ -	$ 18,600	$ 15,129	$ -
Other rental fees	-	-	-	-	-	-	-	-	-	-
Total Gross Profit (Loss)	-	39,967	-	18,618	39,600	1,021	-	18,600	15,129	-
Operating Expenses
General and administrative expenses	15,392	50,844	229	32,535	51,372	3,413	1,141	33,128	4,963	28,291
Depreciation and amortization expenses	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
Property tax and state fee	-	6,450	-	3,295	7,329	430	275	3,230	3,238	534
Total Operating Expenses	15,392	69,274	229	43,008	69,943	4,778	2,083	43,535	12,392	30,285
Operating Income (Loss)	(15,392)	(29,307)	(229)	(24,390)	(30,343)	(3,757)	(2,083)	(24,935)	2,737	(30,285)
Other Income (Loss)
Interest income, related party	-	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	-	(4,841)	(1,891)	(4,920)	(14,663)	(2,958)	(2,934)	(11,587)	(11,835)	(2,956)
Other income (expense)	(1,741)	3,219	-	-	(1,365)	(329)	-	-	(329)	-
Total Other Income (Loss)	(1,741)	(1,622)	(1,891)	(4,920)	(16,028)	(3,287)	(2,934)	(11,587)	(12,164)	(2,956)
Total Net Income (Loss)	$ (17,133)	$ (30,929)	$ (2,120)	$ (29,310)	$ (46,371)	$ (7,043)	$ (5,018)	$ (36,522)	$ (9,428)	$ (33,241)

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 6,788	$ 20,010	$ 39,683	$ 39,600	$ -	$ 239,016
Other rental fees	-	145	112	-	-	257
Total Gross Profit (Loss)	6,788	20,155	39,794	39,600	-	239,273
Operating Expenses
General and administrative expenses	26,214	11,101	59,600	51,549	-	369,772
Depreciation and amortization expenses	2,496	10,445	16,922	11,117	-	85,812
Property tax and state fee	1,486	1,531	10,126	6,633	-	44,557
Total Operating Expenses	30,196	23,077	86,649	69,299	-	500,141
Operating Income (Loss)	(23,408)	(2,922)	(46,854)	(29,699)	-	(260,868)
Other Income (Loss)
Interest income, related party	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Interest expense, related party	(8,944)	-	(15,647)	(8,700)	-	(91,876)
Other income (expense)	(190)	-	-	(1,265)	-	(2,000)
Total Other Income (Loss)	(9,134)	-	(15,647)	(9,965)	-	(93,876)
Total Net Income (Loss)	$ (32,542)	$ (2,922)	$ (62,501)	$ (39,664)	$ -	$ (354,744)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 620	$ 16,870	$ 5,120	$ 9,900	$ -	$ 4,636	$ -	$ -	$ 10,632	$ 3,300
Other rental fees	-	-	155	-	-	-	-	-	213	-
Total Gross Profit (Loss)	620	16,870	5,275	9,900	-	4,636	-	-	10,845	3,300
Operating Expenses
General and administrative expenses	649	5,034	1,784	4,742	-	1,829	-	-	33,386	1,944
Depreciation and amortization expenses	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
Property tax and state fee	-	2,574	1,289	342	-	966	-	0	754	2,578
Total Operating Expenses	649	13,323	5,059	9,381	-	4,781	-	0	41,525	8,325
Operating Income (Loss)	(29)	3,546	216	519	-	(145)	-	(0)	(30,680)	(5,025)
Other Income (Loss)
Interest income, related party	82,482	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	(82,482)	(17,032)	(6,840)	(13,358)	-	(6,840)	-	-	(12,697)	(12,209)
Total Other Income (Loss)	-	(17,032)	(6,840)	(13,358)	-	(6,840)	-	-	(12,697)	(12,209)
Total Net Income (Loss)	$ (29)	$ (13,485)	$ (6,624)	$ (12,839)	$ -	$ (6,985)	$ -	$ (0)	$ (43,377)	$ (17,233)

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 11,660	$ -	$ 62,738
Other rental fees	-	-	368
Total Gross Profit (Loss)	11,660	-	63,106
Operating Expenses
General and administrative expenses	4,657	-	54,026
Depreciation and amortization expenses	3,905	-	29,076
Property tax and state fee	(3,846)	-	4,657
Total Operating Expenses	4,716	-	87,759
Operating Income (Loss)	6,944	-	(24,653)
Other Income (Loss)
Interest income, related party	-	(82,482)	-
Interest expense	-	-	-
Interest expense, related party	(13,508)	82,482	(82,482)
Total Other Income (Loss)	(13,508)	-	(82,482)
Total Net Income (Loss)	$ (6,564)	$ -	$ (107,135)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Balance at January 01, 2023	$ (29)	$ 107,287	$ -	$ 45,873	$ 62,056	$ -	$ -	$ 178	$ -	$ -
Equity Contribution	-	345,912	-	209,300	370,362	213,300	-	256,920	411,400	290,200
Net Income (Loss)	(17,133)	(30,929)	(2,120)	(29,310)	(46,371)	(7,043)	(5,018)	(36,522)	(9,428)	(33,241)
Distribution	-	(27,661)	-	(12,261)	(21,722)	-	-	(12,084)	(8,039)	-
Balance at December 31, 2023	$ (17,162)	$ 394,609	$ (2,120)	$ 213,602	$ 364,325	$ 206,257	$ (5,018)	$ 208,492	$ 393,933	$ 256,959

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Balance at January 01, 2023	$ (0)	$ 320,417	$ 747	$ 88,569	$ -	$ 625,098
Equity Contribution	260,200	(6,776)	597,020	353,563	-	3,301,401
Net Income (Loss)	(32,542)	(2,922)	(62,501)	(39,664)	-	(354,744)
Distribution	(6,006)	(14,422)	(31,463)	(21,110)	-	(154,768)
Balance at December 31, 2023	$ 221,652	$ 296,297	$ 503,802	$ 381,358	$ -	$ 3,416,987

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Balance at January 01, 2022	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Equity Contribution	-	129,260	55,780	79,740	-	8,080	-	-	369,920	17,980
Net Income (Loss)	(29)	(13,485)	(6,624)	(12,839)	-	(6,985)	-	(0)	(43,377)	(17,233)
Distribution	-	(8,487)	(3,283)	(4,845)	-	(917)	-	-	(6,126)	-
Balance at December 31, 2022	$ (29)	$ 107,287	$ 45,873	$ 62,056	$ -	$ 178	$ -	$ (0)	$ 320,417	$ 747

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Balance at January 01, 2022	$ -	$ -	$ -
Equity Contribution	101,320	-	762,080
Net Income (Loss)	(6,564)	-	(107,135)
Distribution	(6,188)	-	(29,846)
Balance at December 31, 2022	$ 88,569	$ -	$ 625,098

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Cash Flows From Operating Activities
Net Income (Loss)	$ (17,133)	$ (30,929)	$ (2,120)	$ (29,310)	$ (46,371)	$ (7,043)	$ (5,018)	$ (36,522)	$ (9,428)	$ (33,241)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(5,167)	-	-	-	-	-	-	-	-	-
Related party receivables	(562,367)	(48,146)	(220,540)	2,845	(33,613)	(100,652)	39,633	5,183	(68,331)	(3,592)
Prepaid expenses	-	3,054	-	(3,356)	6,197	(5)	(766)	(3,167)	(3,720)	(1,185)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	102,071	-	-	-	-	-	-	-	-	-
Related party payable	479,756	-	-	-	-	-	-	-	-	-
Other liabilities	-	1,800	-	-	1,800	-	-	1,550	693	-
Net Cash Provided by (Used in) Operating Activities	(2,840)	(62,241)	(222,660)	(22,644)	(60,745)	(106,765)	34,517	(25,779)	(76,594)	(36,557)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	(100)	-	-	-	-	(172,535)	(210,104)	-	(326,767)	(253,643)
Net Cash Provided by (Used in) Investing Activities	(100)	-	-	-	-	(172,535)	(210,104)	-	(326,767)	(253,643)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	-	-	222,660	-	-	216,000	175,587	-	344,051	250,963
Repayment of related party debt	-	(258,478)	-	(178,015)	(291,203)	(150,000)	-	(222,985)	(344,051)	(250,963)
Proceeds from private offerings	-	345,912	-	209,300	370,362	213,300	-	256,920	411,400	290,200
Distributions to partners	-	(27,661)	-	(12,261)	(21,722)	-	-	(12,084)	(8,039)	-
Net Cash Provided by (Used in) Financing Activities	-	59,773	222,660	19,024	57,437	279,300	175,587	21,851	403,361	290,200
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,940)	(2,468)	-	(3,619)	(3,309)	-	-	(3,928)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	25,897	3,282	-	3,619	2,947	-	-	3,928	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	22,957	814	-	-	(362)	-	-	-	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 4,841	$ 1,891	$ 4,920	$ 14,663	$ 2,958	$ 2,934	$ 11,587	$ 11,835	$ 2,956

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (32,542)	$ (2,922)	$ (62,501)	$ (39,664)	$ -	$ (354,744)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	2,496	10,445	16,922	11,117	-	85,812
Amortization of debt issuance costs	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	2,496	10,445	16,922	11,117	-	85,812
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	(5,167)
Related party receivables	(10,295)	(26,415)	2,039	(37,102)	498,985	(562,367)
Prepaid expenses	(2,074)	(728)	(978)	2,844	-	(3,883)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	102,071
Related party payable	-	-	-	-	(498,985)	(19,229)
Other liabilities	1,139	1,675	-	1,800	-	10,457
Net Cash Provided by (Used in) Operating Activities	(41,276)	(17,944)	(44,518)	(61,004)		(747,050)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-
Purchase of property, plant, and equipment	(212,918)	(790)	-	(13,348)	-	(1,190,206)
Net Cash Provided by (Used in) Investing Activities	(212,918)	(790)	-	(13,348)	-	(1,190,206)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-
Proceeds from issuance of related party debt	212,919	-	-	-	-	1,422,181
Repayment of related party debt	(212,919)	-	(522,610)	(260,205)	-	(2,691,429)
Proceeds from private offerings	260,200	(6,776)	597,020	353,563	-	3,301,401
Distributions to partners	(6,006)	(14,422)	(31,463)	(21,110)	-	(154,768)
Net Cash Provided by (Used in) Financing Activities	254,194	(21,198)	42,947	72,248	-	1,877,384
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	(39,932)	(1,571)	(2,104)		(59,872)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	-	40,132	1,571	2,756	-	84,133
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	-	200	-	652	-	24,261

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 8,944	$ -	$ 15,647	$ 8,700	$ -	$ 91,876

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Cash Flows From Operating Activities
Net Income (Loss)	$ (29)	$ (13,485)	$ (6,624)	$ (12,839)	$ -	$ (6,985)	$ -	$ (0)	$ (43,377)	$ (17,233)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	(1)	529	(1,019)	-	33	-	(1,719)	-	256
Prepaid expenses	-	(3,738)	(743)	(6,222)	-	(794)	-	1,719	(928)	(1,488)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	5,352	-	-	-	-	-	-	-	-	-
Related party payable	20,574	-	-	-	-	-	-	-	-	-
Other liabilities	-	-	1,450	-	-	3,000	-	-	-	6,900
Net Cash Provided by (Used in) Operating Activities	25,897	(11,508)	(3,402)	(15,783)	-	(2,760)	-	-	(36,921)	(7,764)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	659,120	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	(2,392,616)	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	-	(364,461)	(223,490)	(347,368)	-	(223,460)	-	-	(286,740)	(531,255)
Net Cash Provided by (Used in) Investing Activities	(1,733,496)	(364,461)	(223,490)	(347,368)	-	(223,460)	-	-	(286,740)	(531,255)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	-	-	-	-	-	-	-	-
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	1,733,496	378,478	228,015	356,203	-	227,985	-	-	299,120	542,610
Repayment of related party debt	-	(120,000)	(50,000)	(65,000)	-	(5,000)	-	-	(299,120)	(20,000)
Proceeds from private offerings	-	129,260	55,780	79,740	-	8,080	-	-	369,920	17,980
Distributions to partners	-	(8,487)	(3,283)	(4,845)	-	(917)	-	-	(6,126)	-
Net Cash Provided by (Used in) Financing Activities	1,733,496	379,251	230,512	366,098	-	230,148	-	-	363,794	540,590
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	25,897	3,282	3,619	2,947	-	3,928	-	-	40,132	1,571
Cash, Cash Equivalents, and Restricted Cash at January 01, 2022	-	-	-	-	-	-	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2022	25,897	3,282	3,619	2,947	-	3,928	-	-	40,132	1,571

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 17,032	$ 6,840	$ 13,358	$ -	$ 6,840	$ -	$ -	$ 12,697	$ 12,209

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (6,564)	$ -	$ (107,135)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	3,905	-	29,076
Amortization of debt issuance costs	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	3,905	-	29,076
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-
Related party receivables	577	1,344	(0)
Prepaid expenses	(4,337)	-	(16,532)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	5,352
Related party payable	-	(1,344)	19,230
Other liabilities	-	-	11,350
Net Cash Provided by (Used in) Operating Activities	(6,419)		(58,660)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	(659,120)	-
Related party loans and notes receivable issued	-	2,392,616	-
Purchase of property, plant, and equipment	(346,162)	-	(2,322,937)
Net Cash Provided by (Used in) Investing Activities	(346,162)		(2,322,937)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	-
Payments for debt issuance costs	-	-	-
Repayment of debt	-	-	-
Proceeds from issuance of related party debt	360,205	(2,392,616)	1,733,496
Repayment of related party debt	(100,000)	659,120	-
Proceeds from private offerings	101,320	-	762,080
Distributions to partners	(6,188)	-	(29,846)
Net Cash Provided by (Used in) Financing Activities	355,337		2,465,730
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	2,756		84,133
Cash, Cash Equivalents, and Restricted Cash at January 01, 2022	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2022	2,756	-	84,133

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 13,508	$ -	$ 82,482

See accompanying notes to the Consolidated and Consolidating financial statements

ARK7 PROPERTIES PLUS LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Plus LLC (the "APPL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APPL was formed on March 17, 2022, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APPL has registered 13 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APPL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
0XYT6	Dallas-S7	2105 Silver Leaf Dr, Mesquite, TX 75181	June 30, 2022
DIVTU	N/A	N/A	September 27, 2023
FTWDS	Atlanta-T3	1527 Iris Walk, Jonesboro, GA 30238	November 21, 2022
JTDXY	Dallas-S9	2300 Homestead Dr, Mesquite, TX 75181	June 30, 2022
NHMOP	Atlanta-C3	215 Piedmont Ave NE, Unit 205, Atlanta, GA 30308	August 10, 2022
ORHOF	Atlanta-C5	215 Piedmont Ave NE, Unit 407, Atlanta, GA 30308	September 27, 2023
P7FJ5	Atlanta-T4	1541 Iris Walk, Jonesboro, GA 30238	November 21, 2022
QGXF0	Urbana-S11	704 S Lincoln Ave, Urbana, IL 61801	August 10, 2022
RPFUV	Alexandria-C2	3405 Commonwealth Ave, Unit C, Alexandria, VA 22305	September 27, 2023
SOV9W	Chicago-C1	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612	August 10, 2022
WGI3Z	Arizona City-S6	11679 W Madero Dr, Arizona City, AZ 85123	March 21, 2022
WRA7O	Tampa-S10	4263 Cadence Loop, LAND O LAKES, FL 34638	August 10, 2022
ZIE3T	Dallas-S8	2507 Decoy Dr, Mesquite, TX 75181	August 1, 2022

Management's Plan and Going Concerns

The accompanying consolidated financial statements have been prepared to assume the APPL will continue as a going concern. The APPL is newly formed and has not generated sufficient revenue from operations. The APPL will require additional capital until revenue from operations is sufficient to cover operational costs. These matters raise substantial doubt about the company's ability to continue as a going concern. During the next 12 months, the APPL intends to fund operations through member advances and debt or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the APPL. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties. As of December 31, 2023 and 2022, the APPL's accumulated deficit amounted to $461,879 and $107,135, respectively.

These conditions indicate the existence of uncertainty which may cast doubt about the APPL's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Statement of compliance

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the APPL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated financial statement of the APPL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APPL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APPL's financial condition or operating results will be materially affected. The APPL bases its estimates on past experience and other assumptions that the APPL believes are reasonable under the circumstances, and the APPL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APPL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APPL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the period ended December 31, 2023 and 2022 was $239,273 and $63,106, respectively.

The concentration of credit risk

Financial instruments potentially subject the APPL to the concentration of credit risk, primarily cash and tenant receivables. The APPL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APPL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APPL. Unobservable inputs are inputs that reflect the APPL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APPL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APPL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). As of and for the year ended December 31, 2023 and 2022, the APPL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Buildings and improvements	$ 323,236	$ 323,236
Furniture and fixtures	$ 1,225	$ 1,225
Land	$ 487,550	$ 270,150
Property, plant, and equipment, gross	3,513,143	2,322,937
Less: Buildings and improvements - Accumulated Depreciation	(112,792)	(28,592)
Furniture and fixtures - Accumulated Depreciation	(2,096)	(484)
Property, plant, and equipment	$ 3,398,255	$ 2,293,861

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2023 and 2022 was $85,812 and $29,076, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APPL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2023, the APPL had no long-term leases.

Income taxes

The APPL is taxed as a Limited Liability Company (LLC). Under these provisions, the APPL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APPL's taxable income.

Each series will be taxed as a partnership, with the profits and losses of the Series flowing to investors regardless of whether there is cash available for distributions. For this offering of series interests to investors, each series will be taxed as a partnership, rather than as a corporation. This means that the Series will itself not owe or report any profits and losses for tax purposes, but will instead provide investors with a Schedule K-1 tax statement identifying the investor's pro rata share of any profits and losses of the Series. The calculation of net profits for the purposes of taxation is determined prior to our Managing Member assessing whether to hold back funds for future working capital purposes. As such, there may be times when the Series is reporting a net profit to investors but does not have funds available for distribution to investors to cover their personal tax liability.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Each Series Company has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2023 and 2022, the balance of the property management reserve was $1,304 and $58,236, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APPL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #0XYT6

On July 1, 2022, the APPL - Series #0XYT6 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $258,478, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,841 and $17,032, respectively. Ark7 Properties Plus LLC - Series #0XYT6.

Series #DIVTU

On December 1, 2023, the APPL - Series #DIVTU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #DIVTU borrowed $222,660 at 10% interest with a maturity of November 30, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $222,660 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $1,891 and $0, respectively. Ark7 Properties Plus LLC - Series #DIVTU.

Series #FTWDS

On September 1, 2022, the APPL - Series #FTWDS executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $178,015, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,920 and $6,840, respectively. Ark7 Properties Plus LLC - Series #FTWDS.

Series #JTDXY

On August 1, 2022, the APPL - Series #JTDXY executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $291,203, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $14,663 and $13,358, respectively. Ark7 Properties Plus LLC - Series #JTDXY.

Series #NHMOP

On October 20, 2023, the APPL - Series #NHMOP executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #NHMOP borrowed $216,000 at 10% interest with a maturity of October 19, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $66,000 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,958 and $0, respectively. Ark7 Properties Plus LLC - Series #NHMOP.

Series #ORHOF

On November 1, 2023, the APPL - Series #ORHOF executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ORHOF borrowed $175,587 at 10% interest with a maturity of October 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $175,587 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,934 and $0, respectively. Ark7 Properties Plus LLC - Series #ORHOF.

Series #P7FJ5

On September 1, 2022, the APPL - Series #P7FJ5 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $222,985, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,587 and $6,840, respectively. Ark7 Properties Plus LLC - Series #P7FJ5.

Series #QGXF0

On August 1, 2023, the APPL - Series #QGXF0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,835 and $0, respectively. Ark7 Properties Plus LLC - Series #QGXF0.

Series #RPFUV

On October 18, 2023, the APPL - Series #RPFUV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #RPFUV borrowed $250,963 at 10% interest with a maturity of October 17, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,956 and $0, respectively. Ark7 Properties Plus LLC - Series #RPFUV.

Series #SOV9W

On August 1, 2023, the APPL - Series #SOV9W executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #SOV9W borrowed $212,919 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,944 and $0, respectively. Ark7 Properties Plus LLC - Series #SOV9W.

Series #WGI3Z

On April 5, 2022, the APPL - Series #WGI3Z executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $0 and $12,697, respectively. Ark7 Properties Plus LLC - Series #WGI3Z.

Series #WRA7O

On October 1, 2022, the APPL - Series #WRA7O executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WRA7O borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $522,610, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $15,647 and $12,209, respectively. Ark7 Properties Plus LLC - Series #WRA7O.

Series #ZIE3T

On August 1, 2022, the APPL - Series #ZIE3T executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $260,205, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,700 and $13,508, respectively. Ark7 Properties Plus LLC - Series #ZIE3T.

Due from affiliates

The APPL occasionally pays for the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APPL. The outstanding balance due from the affiliate as of December 31, 2023 and 2022 was $0 and $0, and is included in the related party receivable section on the accompanying balance sheet.

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #0XYT6

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $14,250 and $21,450, respectively, and in December 31, 2022 was $0 and $303, respectively.

Series #FTWDS

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,950 and $15,150, respectively, and in December 31, 2022 was $0 and $450, respectively.

Series #JTDXY

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $13,500 and $20,700, respectively, and in December 31, 2022 was $0 and $453, respectively.

Series #P7FJ5

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,950 and $15,150, respectively, and in December 31, 2022 was $0 and $500, respectively.

Series #QGXF0

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $18, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #RPFUV

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $8,700 and $14,929, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #SOV9W

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,800 and $13,818, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #WGI3Z

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $11, respectively, and in December 31, 2022 was $10,896 and $18,898, respectively.

Series #WRA7O

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $18,450 and $25,650, respectively, and in December 31, 2022 was $0 and $329, respectively.

Series #ZIE3T

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $13,650 and $20,850, respectively, and in December 31, 2022 was $0 and $329, respectively.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #0XYT6

The Series #0XYT6 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #0XYT6 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #0XYT6 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #DIVTU

The Series #DIVTU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DIVTU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DIVTU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #FTWDS

The Series #FTWDS has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #FTWDS and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #FTWDS together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #JTDXY

The Series #JTDXY has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JTDXY and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JTDXY together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #NHMOP

The Series #NHMOP has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NHMOP and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NHMOP together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #ORHOF

The Series #ORHOF has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ORHOF and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ORHOF together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #P7FJ5

The Series #P7FJ5 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #P7FJ5 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #P7FJ5 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #QGXF0

The Series #QGXF0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #QGXF0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #QGXF0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #RPFUV

The Series #RPFUV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RPFUV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RPFUV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #SOV9W

The Series #SOV9W has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOV9W and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOV9W together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #WGI3Z

The Series #WGI3Z has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WGI3Z and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WGI3Z together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #WRA7O

The Series #WRA7O has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WRA7O and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WRA7O together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #ZIE3T

The Series #ZIE3T has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ZIE3T and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ZIE3T together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

NOTE 4: SUBSEQUENT EVENTS

Following are the material subsequent events that took place between January 1, 2024 through March 18, 2024 (date of report):

Property Acquisition

  Ark7 Properties Plus LLC - Series #DIVTU acquired a property located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308. The transaction for this purchase was completed on Jan 8, 2024, with a sale price of $210,000.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APPL and authorized for issue on March 16, 2024.

EXHIBIT INDEX

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties Plus LLC*
2.2	Operating Agreement of Ark7 Properties Plus LLC*
3.1	Series #WGI3Z Series Designation*
3.2	Series #0XYT6 Series Designation*
3.3	Series # ZIE3T Series Designation*
3.4	Series #JTDXY Series Designation*
3.5	Series #FTWDS Series Designation*
3.6	Series #P7FJ5 Series Designation*
3.7	Series #WRA7O Series Designation*
3.8	Series #SOV9W Series Designation*
3.9	Series #QGXF0 Series Designation*
3.10	Series #NHMOP Series Designation*
3.11	Series #RPFUV Series Designation*
3.12	Series #ORHOF Series Designation*
3.13	Series #DIVTU Series Designation*
3.14	Series #OJXLW Series Designation*
3.15	Series #ZAUH4 Series Designation*
3.16	Series #EYPIR Series Designation*
3.17	Series #5VCTK Series Designation*
3.18	Series #ET8BV Series Designation*
4.1	Form of Series #[______] Subscription Agreement*
6.1	Real Estate Purchase Agreement dated April 15, 2022, between Seller and Series #WGI3Z, as amended*
6.2	Real Estate Purchase Agreement dated July 7, 2022 between Seller and Series #0XYT6, as amended*
6.3	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #ZIE3T*
6.4	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #JTDXY*
6.5	Real Estate Purchase Agreement between Seller and Ark7 for the property located at 1527 Iris Walk, Jonesboro, GA 30238*
6.6	Real Estate Purchase Agreement between Seller and Ark7 for the property located at 1541 Iris Walk Jonesboro, GA 30238*
6.7	Real Estate Purchase Agreement between Seller and Ark7 Properties Plus LLC - Series #WRA7O*
6.8	Assignment and Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.9	Assignment of Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.10	Real Estate Purchase Agreement between Seller and Series #SOV9W*
6.11	Real Estate Purchase Agreement between Seller and Series #QGXF0*
6.12	Asset Management Agreement between Ark7 Properties Plus LLC - Series #WGI3Z and Ark7 Inc. dated April 15, 2022*
6.13	Asset Management Agreement between Ark7 Properties Plus LLC - Series #0XYT6 dated July 1, 2022*
6.14	Asset Management Agreement between Ark7 Properties Plus LLC - Series #ZIE3T dated August 1, 2022*
6.15	Asset Management Agreement between Ark7 Properties Plus LLC - Series #JTDXY dated August 1, 2022*
6.16	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.17	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #WRA7O*
6.19	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #SOV9W*
6.20	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #QGXF0*
6.21	Inter-company Loan Agreement between Ark7 Inc. and Series #WGI3Z*
6.22	Inter-company Loan Agreement between Ark7 Inc. and Series #0XYT6*
6.23	Inter-company Loan Agreement between Ark7 Inc. and Series # ZIE3T*
6.24	Inter-company Loan Agreement between Ark7 Inc. and Series #JTDXY*
6.25	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.26	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.27	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #WRA7O*
6.28	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #SOV9W*
6.29	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series QGXF0*
6.30	Form of Lease Agreement*
6.31	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #NHMOP*
6.32	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #RPFUV*
6.33	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #NHMOP*
6.34	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #RPFUV*
6.35	Inter-company Loan Agreement between Ark7 Properties Plus and Series #NHMOP*
6.36	Inter-company Loan Agreement between Ark7 Properties Plus and Series #RPFUV*
6.37	Real Estate Purchase Agreement dated October 30, 2023 between Seller and Series #ORHOF*
6.38	Real Estate Purchase Agreement dated December 20, 2023 between Seller and Series #DIVTU*
6.39	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ORHOF*
6.40	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #DIVTU*
6.41	Inter-company Loan Agreement between Ark7 Properties Plus and Series #ORHOF*
6.42	Inter-company Loan Agreement between Ark7 Properties Plus and Series #DIVTU*
6.43	Real Estate Purchase Agreement dated April 18, 2024 between Seller and Series #OJXLW*
6.44	Real Estate Purchase Agreement dated May 20, 2024 between Seller and Series #ZAUH4*
6.45	Real Estate Purchase Agreement dated May 20, 2024 between Seller and Series #EYPIR*
6.46	Real Estate Purchase Agreement dated May 20, 2024 between Seller and Series #5VCTK*
6.47	Real Estate Purchase Agreement dated May 24, 2024 between Seller and Series #ET8BV*
6.48	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #OJXLW*
6.49	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ZAUH4*
6.50	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #EYPIR*
6.51	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #5VCTK*
6.52	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ET8BV*
6.53	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #OJXLW*
6.54	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #ZAUH4*
6.55	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #EYPIR*
6.56	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #5VCTK*
6.57	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #ET8BV*
9.1	Letter regarding change in accountant from George Dimov CPA dated April 30, 2023*
9.2	Letter regarding change in accountant from Flex Tax and Consulting Group dated June 6th, 2025
11.1	Accountants Consent

____________________

* Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on June 30, 2025.

Ark7 Properties Plus LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Annual Report has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties Plus LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties Plus LLC
	Date:	June 30, 2025